UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2021 (December 27, 2021)

GREENLAND TECHNOLOGIES HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38605	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Millstone Road, Building 400 Suite 130 East Windsor, NJ, United States	08512
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: 1 (888) 827-4832

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, no par value	GTEC	The NASDAQ Stock Market LLC

ITEM 5.07 Submission of Matters to a Vote of Security Holders

On December 27, 2021, Greenland Technologies Holding Corporation (the “Company”) held its annual shareholder meeting. The shareholders approved the following proposals:

Proposal 1 – Re-Election of Directors. The shareholders elected Peter Zuguang Wang and Frank Shen as Class II directors to hold office until the Company’s 2023 annual general meeting of shareholders. A summary of votes cast is as follows:

Director Nominee	For	Against	Abstain
Peter Zuguang Wang	7,548,048	2,593	1,383
Frank Shen	7,531,775	19,191	1,058

The board of directors of the Company after this annual general meeting of shareholders consists of five directors as follows: (i) Peter Zuguang Wang and Frank Shen are directors to hold office until the Company’s 2023 annual general meeting of shareholders, and (ii) Ming Zhao, Everett Xiaolin Wang, and Charles Athle Nelson are directors to hold office until the Company’s 2022 annual general meeting of shareholders.

Proposal 2 – Ratification of WWC Professional Corporation as Independent Registered Public Accounting Firm. The shareholders ratified the appointment of WWC Corporation as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. This proposal was approved with 8,569,907 shares voting for it and 10,924 shares voting against it, with 151 abstaining votes.

Proposal 3 – 2021 Equity Incentive Plan. The shareholders authorized and approved the Company’s 2021 Equity Incentive Plan. This proposal was approved with 7,447,086 voting for it and 102,283 voting against it, with 2,655 abstaining votes.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenland Technologies Holding Corporation

December 28, 2021	By:	/s/ Raymond Z. Wang
	Name:	Raymond Z. Wang
	Title:	Chief Executive Officer

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